Exhibit 99.1

IA GLOBAL APPEALS DELISTING NOTIFICATION FROM NYSE AMEX

SAN FRANCISCO, CA. December 30, 2009/Business Wire

IA Global, Inc. (NYSE AMEX US: IAO) (the “Company”) has received notice that the NYSE AMEX Stock Exchange (“NYSE AMEX”) has determined to proceed with an application to the Securities and Exchange Commission to remove the Company’s common stock from listing and registration on NYSE AMEX. This determination, which the Company has appealed, was made in light of the Company’s failure to comply with certain standards for continued listing on NYSE AMEX set forth in Part 10 of the NYSE AMEX Company Guide. Specifically, the Company is not in compliance with (i) Section 1003(a)(i) of the Company Guide, since its total shareholders’ equity is less than $2 million and the Company has reported losses from continuing operations and net losses in two out of the three most recent fiscal years; (ii) Section 1003(a)(ii) of the Company Guide, since its total shareholders’ equity is less than $4 million and the Company has reported losses from continuing operations and net losses in three out of the four most recent fiscal years; (iii) Section 1003(a)(iii) of the Company Guide, since its total shareholders’ equity is less than $6 million and the Company has reported losses from continuing operations and net losses in the five most recent fiscal years; and (iv) Section 1003(a)(iv) of the Company Guide, since the Company sustained losses so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that is appears questionable, in the opinion of the NYSE AMEX, that the Company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing on NYSE AMEX, the Company submitted a plan on October 26, 2009, which was subsequently amended on November 5, 2009, that addressed how it intended to regain compliance with Section 1003(a)(iv) of the Company Guide by March 25, 2010 and Section 1003(a)(i), (ii) and (iii) of the Company Guide by March 25, 2011. The Company would be subject to periodic review by NYSE AMEX staff during the extension period.

In the notice received by the Company on December 23, 2009, NYSE AMEX indicated that it believes that the Company’s financial condition, low selling price and lack of definitive documentation do not support the Company’s plan to regain compliance by March 25, 2011. On December 30, 2009, the Company appealed the NYSE AMEX staff’s determination and requested an oral hearing to present its plan and discuss the Company’s progress towards achieving the goals set forth in the plan, including the Company’s intent to regain compliance with NYSE AMEX rules by March 25, 2011. The Company’s common stock will continue to trade on NYSE AMEX while the Company’s appeal is pending.

The Company has not filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009. The timely filing of such report is a condition of the Company’s continuing listing on NYSE AMEX, as required by Sections 134 and 1101 of the Company Guide. In addition, the Company’s failure to file this report is a violation of its listing agreement with NYSE AMEX. Pursuant to 1003(d) of the Company Guide, NYSE AMEX is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s security from listing on the exchange. The Company submitted a plan to NYSE AMEX on December 7, 2009 and expects to be in compliance with Sections 134 and 1101 of the Company Guide by February 22, 2010.

The Company also received a deficiency letter from NYSE AMEX on July 10, 2009. In this letter, NYSE AMEX staff determined that the Company’s securities had been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing was predicated on it effecting a reverse stock split of its common stock by January 11, 2010. In response to the deficiency letter and in accordance with guidance provided by NYSE AMEX’s staff, the Company asked its stockholders to give the board of directors discretion to effect a reverse stock split within a prescribed range of ratios. Such proposal was approved by the Company’s stockholders at the Company’s 2009 Annual Meeting on December 18, 2009. This reverse stock split is expected to be considered after the completion of the appeal process.

Pursuant to Section 1003(c)(i) of the Company Guide, NYSE AMEX will consider delisting a security where an issuer has disposed of its principal operating assets. On December 8, 2009, the Company deconsolidated the operations of Global Hotline, Inc., its wholly-owned subsidiary engaged in business process outsourcing activities in Japan, effective as of July 1, 2009. As a result, the Company intends to account for Global Hotline, Inc. as a discontinued operation for periods ending after July 1, 2009. The Company’s stockholders’ equity is expected to increase by approximately $15.2 million during the three months ended September 30, 2009 in part as a consequence of this determination.

Mr. Brian Hoekstra, Chief Executive Officer of the Company, stated, “We intend to appeal this delisting decision by NYSE AMEX. Our deconsolidation of Global Hotline, Inc., recent cash investments in the Company by Inter Asset Japan LBO No 1 Fund, the Ascendiant line of credit transaction, the Korean investment, management and board of director changes continue to strengthen the Company.”

There is no guarantee that the Company will be successful at maintaining its NYSE AMEX listing. If the Company’s common stock were to be delisted by NYSE AMEX, the Company expects its shares would continue to be traded on the Over-The-Counter Bulletin Board.

About IA Global, Inc.

IA Global is a services company focused on growing our existing businesses and expanding through mergers and acquisitions in the Pacific Rim region.

The Company plans to utilize its business partnerships to acquire or invest in growth businesses in certain target sectors and markets at discounted prices. Our targets for acquisition or investment include growth and commodity businesses in the energy sector (including oil and gas, solar, biofuels, and other energy markets). The Company also expects to focus on other sectors in which businesses would benefit from our infrastructure and business process expertise, including financial services and technology. The Company expects to leverage its existing presence in Asia in partnerships with US-based companies seeking to expand their Asian business.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global. Specifically, we are exposed to various risks related to legal claims, our need for additional financing, our level of indebtedness, our NYSE AMEX listing, declining economic conditions, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.